SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                 FORM 8-K/A


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                               April 30, 2002
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission          (I.R.S. Employer
       Incorporation)                File No.            Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

     Delta Petroleum Corporation has agreed to sell all of its undivided interests in the Authorities to Prospect covering lands in Queensland, Australia to a subsidiary of Tipperary Corporation for a cash consideration of $4.8 million, 250,000 unregistered shares of Tipperary common stock, and the assumption by Tipperary of certain other obligations relating to the property up to a maximum amount of $600,000. Closing of the transaction is expected to occur on or before May 24, 2002.

     At the time of closing, Delta will purchase from Tipperary all of its interests in the West Buna Field, in Hardin and Jasper counties, Texas, for $4.1 million in cash. According to a reserve report filed by Tipperary as of December 31, 2002, the West Buna Field properties contained total proved natural gas equivalent reserves of approximately 4.3 billion cubic feet, with a reserve value, discounted at 10%, of approximately $5.8 million.

     Included as exhibits to this Report are copies of Delta's agreement with Tipperary, Delta's press release dated May 8, 2002 and Delta's letter to shareholders dated April 30, 2002.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


     Listed below are the exhibits filed as a part of this Report.

     EXHIBITS:

     Exhibit
     Number                        Description

     10.1       Purchase and Sale Agreement with Tipperary Oil & Gas
                Corporation

     99.1       Letter to shareholders dated April 30, 2002

     99.2       Press release dated May 8, 2002



                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  May 9, 2002                   By:  /s/ Roger A. Parker
                                          ----------------------------------
                                          Roger A. Parker
                                          Chief Executive Officer



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